EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 125 to Registration Statement No. 33-572 on Form N-1A of our report dated September 14, 2010, relating to the financial statements and financial highlights of Eaton Vance Arizona Municipal Income Fund, Eaton Vance Connecticut Municipal Income Fund, Eaton Vance Michigan Municipal Income Fund, Eaton Vance Minnesota Municipal Income Fund, Eaton Vance New Jersey Municipal Income Fund, and Eaton Vance Pennsylvania Municipal Income Fund, series of Eaton Vance Municipals Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Municipals Trust, for the year ended July 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts November 29, 2010